Alzheon, Inc. Initial Public Offering Presentation Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Number 333-227057 September 28, 2018

This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation, including statements regarding possible or assumed future results of operations, business strategies, development plans, clinical trial plans, regulatory activities, competitive position, potential growth opportunities, and the effects of competition are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause Alzheon, Inc.’s (the “Company”) actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “project,” “estimate,” or “potential” or the negative of these terms or other similar expressions. The forward-looking statements in this presentation are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect the Company’s business, financial condition and results of operations. These forward-looking statements speak only as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond the Company’s control. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that the Company may face. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. This presentation also contains estimates, projections, and other information concerning the Company’s industry, the Company’s business and the markets for certain of the Company’s product candidates, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions and genetic populations. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, the Company obtained this industry, business, market and other data from reports, research surveys, clinical trials, studies and similar data prepared by market research firms and other third parties, from industry, medical and general publications, and from government data and similar sources. The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (including a prospectus) for the offering to which this presentation relates, but such registration statement has not been declared effective. Before you invest, you should read the prospectus in that registration statement, including the Risk Factors set forth therein, and the documents incorporated by reference or filed as exhibits to the registration statement for more complete information about the Company and this offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc. Prospectus Department, 17 State Street, 22nd Floor, New York, New York 10004, telephone: (646) 968-9355 or e-mail: prospectus@think-equity.com or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, telephone: (646) 975-6996 or e-mail: placements@hcwco.com. Legal Disclaimer

This presentation highlights basic information about us and the proposed offering. Because it is a summary, it does not contain all of the information that you should consider before investing. We have filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this presentation relates. The registration statement has not yet become effective. Before you invest, you should read the preliminary prospectus in the registration statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about us and the offering. You may access these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. The preliminary prospectus, dated September 28, 2018, is available on the SEC Web site at http://www.sec.gov. Alternatively, we or any underwriter participating in the offering will arrange to send you the prospectus if you contact ThinkEquity, a division of Fordham Financial Management, Inc. Prospectus Department, 17 State Street, 22nd Floor, New York, New York 10004, telephone: (646) 968-9355 or e-mail: prospectus@think-equity.com or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, telephone: (646) 975-6996 or e-mail: placements@hcwco.com. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. The offering will only be made by means of a prospectus pursuant to a registration statement that is filed with the SEC after such registration statement becomes effective. This presentation contains references to the Company’s trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, the Company’s rights or the rights of the applicable licensor to these trademarks and trade names. The Company does not intend it’s use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies. Free Writing Prospectus Statement Intellectual Property Disclosure

Offering Summary Issuer Alzheon, Inc. Expected Offering Range $13.00 - $15.00 Offering Size 2,500,000 shares (100% Primary) Over-Allotment Option 375,000 shares (100% Primary) Shares Outstanding Post Offering 12,768,967 shares Exchange / Symbol Nasdaq Global Market / ALZH Use of Proceeds: Advance the Phase 2b clinical development of our lead product candidate ALZ-801, and the remainder, if any, to fund new and ongoing research and development activities, and for working capital and other general corporate purposes Joint Book-Runners ThinkEquity, a division of Fordham Financial Management, Inc. H.C. Wainwright & Co. Co-Manager The Benchmark Company, LLC

Developing treatments to slow or stop Alzheimer’s disease & other devastating neurological disorders

Urgent Need with ~5.7 Million AD Patients in U.S.[1]

~35 Million Worldwide Patients & $1 Trillion Cost[1], $100 B Market[2]

Symptomatic = Standard of Care
Acetylcholinesterase inhibitors (approved)[3]
NMDA receptor antagonists (approved)[4]


*Alzheon Pill ALZ-801
Disease Modifying Treatments
Symptomatic Treatments

***Amyloid aggregation inhibitors**
Amyloid targeting antibodies
Beta secretase inhibitors

Tau aggregation inhibitors
Tau targeting antibodies

[1] Alzheimer's Association 2018
[2] Wall Street research
[3] Includes Aricept, Exelon and Razadyne
[4] Includes Namenda and Namzaric (AChEI + NMDA combination)

6

Alzheimer's Program with Roadmap to Value Creation

Clinical Dataset Drives Strategy, Defines Population & Differentiates Lead Product

1. **ALZ-801 program Phase 3 ready for Alzheimer's disease (AD)**
   - Granted Fast Track Designation by FDA
   - Precision medicine approach to demonstrate efficacy in genetically-defined AD population
   - Phase 2b trial expected to start in 1H 2019
2. **Tramiprosate, now under our development as improved prodrug formulation ALZ-801, showed**
   - Promising clinical signals observed in genetically-defined subset of AD patients
   - Well tolerated, long-term safety profile evaluated in >2,000 AD patients
3. **Mechanism of action supported by clinical data**
   - Inhibition of formation of toxic amyloid oligomers designed to mediate clinical benefits
   - Targeting of amyloid oligomers validated by leading clinical programs in AD
4. **Strong patent portfolio for ALZ-801:** Expiring in 2031 in U.S. & 2027 in EU and Japan
5. **Broad, proprietary discovery platform:** Targeting protein misfolding & aggregation in neurodegenerative disorders
6. **Experienced team:** Management, board of directors & scientific advisors

7

ALZHEON
preserving future memories

Soluble Amyloid Oligomers = Key Driver of AD Synaptic damage Disrupted Ca2 homeostasis Aberrant tau phosphorylation Selective neuronal death Amyloid oligomers Toxic Effects of Amyloid Oligomers Oxidative stress Damaged neuron Beta amyloid (Ab) Fibrils Amyloid plaque Cell membrane Adapted from HHS Progress in Alzheimer’s Disease Healthy neuron Oligomers Esparza (2013) Ann Neurol Genetic Data Point to Primary Toxic Role of Amyloid in Alzheimer’s

ALZ-801 Pill Inhibits Formation of Amyloid Oligomers

✓BAN2401
(Positive results in early AD P2)

Toxic amyloid oligomers

Clearance of large oligomers called proto-fibrils led to clinical benefit; brain edema side effects
[Anti-amyloid antibody]

✓Aducanumab
(Positive results in early AD P1)

Toxic amyloid oligomers, fibrils & plaque

Dose-dependent clinical activity; high brain edema rates
[Anti-amyloid antibody]

✕ Bapineuzumab
(Negative P3)

Amyloid plaque

Plaque clearance from vessels associated with brain swelling & microbleeds
[Anti-amyloid antibody]

Alzheon Pill ALZ-801
(Potential in early to mild AD)

Toxic amyloid oligomers

Inhibition of formation of small oligomers reduces neurotoxicity & cognitive decline; well tolerated
[Oral small molecule]


Toxic amyloid oligomers

✕ Verubecestat
✕ Lanabecestat
(Negative P3)

Amyloid monomers

Lowering amyloid production led to neuropsychiatric side effects
[Oral beta-secretase inhibitors]


AD brain

9

ALZHEON preserving future memories

ALZ-801 approach supported by results from late-stage Alzheimer's programs Clinical benefits of anti-amyloid antibodies BAN2401 & aducanumab supports targeting of oligomers Failure of beta-secretase inhibitor programs narrows competitive landscape in Alzheimer’s New draft FDA & EMA guidances Single cognitive primary outcome may be acceptable for approval in early to mild Alzheimer’s disease Brain volume assessment supports disease modification claim ALZ-801 program streamlined Phase 2b trial to demonstrate efficacy on cognitive endpoint in a genetically-defined AD population Includes assessment of preservation of brain volume Shorter time to value inflection point Major metabolite of tramiprosate endogenous in human brain & exerts anti-oligomer effect* Metabolite levels in the brain increased with administration of tramiprosate in clinical trials Findings support safety, excellent brain penetration & potential efficacy of ALZ-801 in Alzheimer’s Positive Developments Support ALZ-801 Program *Alzheon publications: Hey (2017) Clin Pharmacokinet; Hey (2018) CNS Drugs Streamlined Phase 2b Trial Based on New Draft Regulatory Guidances

ALZ-801 Program Builds on Recent Learnings

Problem	Lessons from Other Anti-Amyloid Agents	Advantage of ALZ-801
Lack of inhibition of oligomers	Lack or insufficient inhibition of amyloid oligomers	Full inhibition of amyloid oligomers
Lack of target engagement	Plaque lowering on amyloid PET imaging	CSF amyloid reduction & preservation of brain volume
Lack of efficacy	Lack of alignment of mechanism with clinical efficacy	Mechanism translates to potential efficacy & clinical dose
Poor brain penetration	~1% for antibodies	~40%
Poorly defined patient population	All-comer Alzheimer's patients	Genetically-defined high risk Alzheimer's patients
Brain swelling side effects	At risk	None observed

11

ALZHEON
preserving future memories

ALZ-801 Blocks Amyloid Oligomer Formation, Key Driver of Alzheimer’s

Soluble amyloid oligomers toxic to neurons & drive early disease process Targeting of amyloid oligomers supported by clinical benefits in AD patients APOE4/4 homozygotes display consistent amyloid oligomer pathology Formation of Toxic Soluble Amyloid Oligomers Inhibited by ALZ-801 Amyloid Oligomers Play Central Role in AD Alzheon publications: Kocis (2017) CNS Drugs; Hey (2017) Clin Pharmacokinet; Hey (2018) CNS Drugs

Consistent Efficacy Across Biomarker & Clinical Studies

☑ **1** Well-characterized mechanism blocks amyloid oligomers

Mechanism of Action



Tramiprosate (ALZ-801) Beta Amyloid

Kocis (2017)

☑ **2** Activity in animal models of Alzheimer's

Reduction in Soluble Brain Amyloid Aβ42 in TgCRND8 Mice



Tramiprosate Dose (mg/kg/d)

Gervais (2007)

☑ **4** Compelling clinical efficacy in Alzheimer's patients

Clinical Efficacy (Phase 3)

Tramiprosate Effects in *Post Hoc* Analysis of Mild APOE4/4 Subset



Cognition - ADAS-cog
Function - CDR-SB
Clinical Benefit
Change from Baseline
Weeks
Placebo
150mg BID

Abushakra (2016 & 2017)

☑ **3** Biomarker effects in Alzheimer's patients

Reduction of Soluble Brain Amyloid (Phase 2)

CSF $A\beta_{42}$ Amyloid (pg/ml)

N = 45



Change from Baseline Estimated Fit with 95% Confidence Limits
Overall Treatment Effect: p = 0.041
Soluble Aβ42 in the brain ~15.5 pg/g: Lue (1999)

Tramiprosate Dose (mg BID)

Aisen (2006)

Preservation of Brain Volume (Phase 3)

Hippocampal Volume (mm³)

N = 265



Change from Baseline Mean ±95% Confidence Intervals
Overall Treatment Effect: p = 0.027
Placebo
100mg BID
150mg BID

Treatment Group

Gauthier (2009)

ALZHEON preserving future memories

14

Clinical Data in Alzheimer’s Efficacy & Safety of Tramiprosate – the Active Molecule Our Solution – Tramiprosate Prodrug ALZ-801

p = 0.014, Δ -3.1 Tramiprosate on Top of Standard of Care in North American Trial: MMSE 16-26^ p = 0.002, Δ -3.9 p = 0.017, Δ -3.0 # * ** * Clinical Benefit Change from Baseline # # * # * Placebo 150mg BID * p < 0.05 **p < 0.01 # p = 0.05 - 0.1 (trend) N per Group Visit Placebo 150 Baseline 54 40 Week 52 47 34 Week 78 44 34 p = 0.07, Δ -0.9 p = 0.01, Δ -1.1 p = 0.094, Δ -0.7 Cognition: ADAS-cog Function: CDR-SB ^Post hoc analysis; Alzheon publication: Abushakra (2016) J Prev Alz Dis Placebo decline consistent with AD studies: Thomas (2016) Alz Dementia Weeks Benefits in APOE4/4 with Mild to Moderate AD

APOE4 Genotype Explains Clinical Response

Targeting APOE4/4 Patients – High Risk & Homogeneous AD Population

APOE4
Apolipoprotein ε4 allele

APOE4/4 homozygotes = most homogeneous AD population

- 98% have amyloid pathology on brain PET imaging*
- 3X higher levels of brain amyloid oligomers than non-carriers
- Commercial blood test, widely used in Alzheimer's clinics

APOE4 represents major genetic risk factor for AD**

- Increases risk of AD by 4-12 fold, earlier onset by ~10 years
- 50-65% of AD patients are APOE4 carriers
  - 40-50% are heterozygotes (one APOE4 allele)
  - 10-15% are homozygotes (two APOE4 alleles); 550,000 in U.S.

* Degenhardt (2016) *Psychosomatics*; Monsell (2015) *JAMA Neurol*; Holtzman (2012) *Cold Spring Harb Perspect Med*
**Roses (1996) *Annu Rev Med*; Ward (2012) *Neuroepidemiology*

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ALZHEON
preserving future memories

Compelling Effects in APOE4/4 with Mild AD Tramiprosate on Top of Standard of Care in North American Trial: MMSE 22-26^ Clinical Benefit Change from Baseline N per Group Visit Placebo 150 Baseline 29 21 Week 52 26 18 Week 78 25 18 Cognition: ADAS-cog Function: CDR-SB p = 0.0003, Δ -5.4 p = 0.005, Δ -4.2 p = 0.02, Δ -3.6 * ** ** p = 0.01, Δ -1.25 p = 0.0005, Δ -1.72 p = 0.03, Δ -1.06 # * ** * * Placebo 150mg BID Weeks * p < 0.05 **p < 0.01 # p = 0.05 - 0.1 (trend) ^Post hoc analysis; Alzheon publication: Abushakra (2017) J Prev Alz Dis

Summary of Clinical Data in Alzheimer's Patients

APOE4/4 Early to Mild AD Patients = Initial Target Population for ALZ-801

- Meaningful & sustained clinical benefits in genetically-defined APOE4/4 patients with mild Alzheimer's disease = most amyloid oligomer driven population
  - Significant benefit on cognition
  - Disease-stabilizing effect on function
  - Persistence of efficacy over 2.5 years
  - Magnitude of effects clinically meaningful (~100% vs. 25% threshold)
- Well tolerated, long-term safety evaluated at effective clinical dose
  - Unique drug exposures in >1,600 patients up to 1.5 years and in ~400 patients up to 2.5 years
  - Most common adverse events included nausea, falls, dizziness, weight loss & urinary tract infections
  - No brain swelling (ARIA-E) on active drug in 426 patients
  - Endogenous nature of major metabolite of tramiprosate may help explain safety, excellent brain penetration & potential efficacy of ALZ-801
- Differentiated program with promising efficacy in Alzheimer's patients

19

Alzheon publications: Abushakra (2016) *J Prev Alz Dis*; Abushakra (2017) *J Prev Alz Dis*; Hey (2018) *CNS Drugs*

ALZHEON
preserving future memories

Goals: Demonstrate cognitive improvement on ADAS-cog in homozygous APOE4/4 patients with early to mild AD Evaluate preservation of hippocampal brain volume measured by structural MRI & correlate with clinical improvements in cognition First patient expected to be dosed in Phase 2b trial in 1H 2019 Ongoing Phase 1b clinical trial in AD patients with APOE4 genotype evaluates safety, efficacy, pharmacokinetics & biomarkers in support of late stage development, with a plan to dose the first patient in the near future Right Patients, Right Drug & Right Trial to Value Inflexion ALZ-801 Phase 2b Clinical Trial Strategy

Primary endpoint ADAS-cog Screening Period Active 265mg BID* Placebo Randomization ALZ-801 APOE4/4 Homozygotes Early to Mild AD MMSE 20-28 Treatment Period End of Study Day 1 Wk 13 Wk 26 Wk 39 Wk 52 Wk 65 Wk 78 ALZ-801 Phase 2b in APOE4/4 with Early to Mild AD Study Designed to be Consistent with New Draft FDA & EMA Guidances Secondary endpoints CDR-SB, DAD, MMSE Total N = 160 Powered to account for 20% dropout Biomarker endpoint Hippocampal volume *Dose equivalent to tramiprosate 150mg BID

Corporate

Alzheon portfolio covers 66 worldwide issued patents & pending applications Consists of 7 different patent families Composition of matter patents for ALZ-801 U.S. patent protection through 2031 (does not include patent term extension) EU and Japan patents through 2027 Other major world markets covered Patent protection further extended by filed applications that cover patient stratification with respect to APOE4 alone, or combined with AD severity Strong Patent Protection for ALZ-801 Product & Discovery Platform Intellectual Property

Proven Team with Alzheimer's Expertise

Management Team	Experience
Martin Tolar, MD, PhD* *Founder, President & Chief Executive Officer*	• Built product value and executed over $1.7 billion of business transactions in Alzheimer's & cognition
John Hey, PhD *Chief Scientific Officer*	• Led R&D of first clinically tested beta secretase inhibitor program for Alzheimer's
Susan Abushakra, MD *Chief Medical Officer*	• Led approvals of sNDAs for Aricept®, Zomig®, Banzel® and BOTOX® Spasticity
Aidan Power, MB, MRCPsych *VP of Program and Portfolio Management*	• Led Phase 3 development of Zoloft® and Geodon®
Petr Kocis, PhD *VP of Preclinical Development*	• Led preclinical development of Iressa® and Zactima®
Ken Mace, MBA *VP of Finance*	• Finance, strategic & business leader

Board of Directors

Dr. Jean-Pierre Garnier
Chairman
Former CEO of GlaxoSmithKline,
Former Chairman, Actelion

Neil Flanzraich
Vice Chairman
Former President, IVAX,
Exec. Chairman, Cantex

Dr. Franz Hefti
Chief Development Officer,
Prevail Therapeutics

Dr. Dennis Langer
Professor, Georgetown,
Former SVP, GlaxoSmithKline

Scott Minick
Venture Partner,
ARCH Venture Partners

Dr. David Nikodem
Managing Director,
Ally Bridge Group

Scientific Advisory Board

Stanley Prusiner, MD, Chairman
Nobel Laureate, Director, Institute for Neurodegenerative Diseases, UCSF

*Also member of Board of Directors

24

Phase 2b start in 1H 2019 to evaluate cognitive effects Well tolerated oral pill with promising efficacy Path to Value Creation for ALZ-801 in AD Large Alzheimer’s market & strong patent protection 1 2 3 Clinical Dataset Drives Strategy, Defines Population & Differentiates Lead Product

Preserving Future Memories.

Martin Tolar, MD, PhD
Founder, President & CEO

O: 508.861.7788
M: 650.392.9186
F: 617.300.8668
martin.tolar@alzheon.com
www.alzheon.com

ALZHEON
preserving future memories

Alzheon, Inc.
111 Speen Street, Suite 306
Framingham, MA 01701

Turning Point in Understanding Role of Amyloid

Amyloid Oligomers Initiate Alzheimer's Pathogenic Cascade[1]



PLAQUE
Fibrils
Oligomers
sAPPβ
Cell Membrane
Beta-amyloid Peptide
APP
Inside Cell
Beta-secretase
Cell Surface
Gamma-secretase

Adapted from NIH

- Soluble amyloid oligomers cause neurotoxicity
  - Synaptic damage & neuronal death
  - Promote tau phosphorylation & drive tau pathology
  - Amyloid monomers and plaques non-toxic
- Amyloid oligomers appear early and correlate with onset of clinical symptoms in AD[2,3]
- APOE4 genotype increases oligomers in brain[4]
- ALZ-801 inhibits formation of toxic oligomers[5]
- Anti-oligomer assay confirms clinical effect and dose[5]

[1] Viola (2015) [2] Esparza (2013) *Ann Neurol*; [3] Morris (2010) *Ann Neurol*; [4] Hashimoto (2012) *J Neurosci*;
[5] **Alzheon publications:** Kocis (2017) *CNS Drugs*; Hey (2017) *Clin Pharmacokinet*; Hey (2018) *CNS Drugs*

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ALZHEON
preserving future memories

Enveloping Mechanism of Action of ALZ-801 Alzheon publications: Kocis (2017) CNS Drugs; Hey (2018) CNS Drugs Critical interactions with amino acid residues on amyloid monomer Lysine 16 Lysine 28 Aspartate 23 Conformational modulation of amyloid monomer inhibits oligomer formation Multi-Ligand Mode of Binding to Amyloid Prevents Oligomer Formation

ALZ-801 Blocks Formation of Amyloid Oligomers

Differentiated Program Underpinned by Advances in Alzheimer's

- Mechanism of action inhibits oligomer toxicity
  - ALZ-801 blocks amyloid oligomer formation
  - Key initial driver of AD disease progression
- ALZ-801 prodrug improves brain penetration
  - Formulated for high & consistent brain penetration
  - Target clinical dose achieves sustained brain concentration that blocks oligomer formation
- Advances in AD clinical trial design
  - Studies in genetically defined patients reduce AD misdiagnosis & trial variability
  - Focus on early to mild AD where oligomers play pivotal role based on clinical data



Lys 16
Ser 8
Asp 23
Lys 28

Conformational modulation of amyloid prevents oligomer formation

29

Alzheon publications: Kocis (2017) *CNS Drugs*; Hey (2017) *Clin Pharmacokinet*; Hey (2018) *CNS Drugs*

ALZHEON preserving future memories

Clinical Implications of ALZ-801 MOA

- Brain tramiprosate levels achieve >1,000X excess of Aβ42 amyloid levels in AD patients
  - Results in full inhibition of amyloid oligomer formation in bioanalytical experiments
- Mechanism of action consistent with the meaningful & sustained clinical benefits on cognition and function observed in Alzheimer's patients


Clinical data in AD patients[3]
Population stricken by amyloid pathology
Anti-oligomer MOA data confirms clinical efficacy and dose[1]
AD biomarker effects consistent with MOA & clinical efficacy[2]

[1] **Alzheon publication:** Kocis (2017) *CNS Drugs*; Hey (2017) *Clin Pharmacokinet*; Hey (2018) *CNS Drugs*
[2] Aisen (2006) *Neurology*; Gauthier (2009) *J Nutr Health Aging*
[3] **Alzheon publications:** Abushakra (2016 & 2017) *J Prev Alz Dis*

30
ALZHEON preserving future memories

ALZ-801 Prodrug Formulation

Improvements Enhance Prospects for ALZ-801 Efficacy & Safety

- Deficiencies of original tramiprosate formulation
  - Variable oral absorption caused high pharmacokinetic variability
  - Incidences of nausea and vomiting
- ALZ-801 Phase 1 program completed in 127 subjects
  - 50% ⬇ human pharmacokinetic variability in plasma
  - ⬆ GI tolerability especially with food
  - Improved brain penetration ~40% brain to plasma ratio
- ALZ-801 tablet ready for Phase 3
  - 265mg ALZ-801 tablet yields plasma exposure equivalent to 150mg tramiprosate

Tramiprosate


H2N
O
S
O
OH

Alzheon Prodrug ALZ-801


O
H2N
N
H
OH
S
O
O
H3C
CH3

3-(L-Valyl) amino-1-propane sulfonic acid, MW 238.3

31

Alzheon publications: Hey (2017) *Clin Pharmacokinet*; Hey (2018) *CNS Drugs*

ALZHEON
preserving future memories

ALZ-801 Biological Pathway

Conversion into Tramiprosate & Valine Evaluated in ADME and Phase 1 Studies


1
Upper GI Tract
~50% oral bioavailability
2a
Liver
Major conversion to tramiprosate by amidase
2b
Plasma
Minor conversion to tramiprosate by amidase
3
Brain
Robust ~40% uptake
4
Kidneys
Major route of elimination ~100% tramiprosate + metabolite

*Alzheon publication: Hey (2017) *Clin Pharmacokinet*

32

ALZHEON preserving future memories

ALZ-801 Established Bioequivalent to Tramiprosate Tablet Formulation Regimen Dose AUC12h (ng/mL*h) ALZ-801 Fasted 265mg 4844 ALZ-801 Fed 265mg 4360 Tramiprosate Phase 3 study 150mg 4429 Based on Phase I Data in Healthy Human Volunteers* Tramiprosate safety database accepted by FDA to support ALZ-801 NDA *Alzheon publication: Hey (2017) Clin Pharmacokinet

ALZ-801 Improves Tolerability in Humans

Phase I Trials	Clinical Dose	GI Toleration
ALZ-801	• 340mg BID (molar equivalent of 200mg BID tramiprosate)	• GI toleration observed • No nausea & vomiting in Week 2
Tramiprosate	• 150mg BID	• No change in GI toleration over time
Preclinical Toxicology Studies	**1-Month Toxicology NOAEL**	**6-Month Toxicology NOAEL**
ALZ-801	2,000mg/kg	1,500mg/kg
Tramiprosate	500mg/kg	100mg/kg
ALZ-801 Improvement vs. Tramiprosate	**4x**	**15x**

ALZ-801 demonstrated improved tolerability over tramiprosate in Phase 1 at the same or higher doses*

*Aisen (2011) *Arch Med Sci*; **Alzheon publications:** Hey (2017) *Clin Pharmacokinet*; Hey (2018) *CNS Drugs*

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ALZHEON preserving future memories

Alzheon's Precision Medicine Approach in AD

- ***Right Patients:*** APOE4/4 with early to mild Alzheimer's
  - Homogeneous population overexpressing amyloid pathology
  - Focus on early to mild AD where amyloid oligomers play key role in disease progression
- ***Right Drug:*** Improved ALZ-801 oral prodrug formulation
  - Consistent plasma levels provide for high brain penetration for oligomer inhibition
  - Improved oral absorption & GI tolerability
  - No vasogenic brain edema in tramiprosate clinical trials
- ***Right Trial:*** Phase 2b trial to confirm clinical efficacy in APOE4/4 AD patients
  - Phase 3 program authorized by FDA with validated cognitive & functional measures
  - Well tolerated, long-term safety evaluated in 2,000 patients at effective clinical dose
  - FDA agreed to use tramiprosate safety data for ALZ-801 NDA submission
  - Fast Track designation granted for ALZ-801 Alzheimer's program

35

ALZHEON
preserving future memories

Double-blind placebo-controlled study in APOE4/4 with early to mild AD 78 weeks duration, 1:1 active vs. placebo Single primary efficacy outcome: Cognition measured by ADAS-cog Structural brain biomarker: Hippocampal volume preservation measured by MRI Total N = 160, 80 subjects enrolled per group >80% power to detect ∆ 3.5 on ADAS-cog Two-sided p-value of 0.05 Assuming 20% drop out rate 90% power to detect 50% decrease in hippocampal volume loss Secondary efficacy outcomes: CDR-SB, DAD, MMSE Array of plasma biomarkers & pharmacokinetic profile Phase 2b Study Design Trial in Target APOE4/4 AD Population to Confirm Clinical Efficacy

CMC in Place to Support ALZ-801 Program

- Drug substance manufacturer: Corden, Belgium
  - Three GMP drug substance campaigns completed
  - 150+ kg available for clinical trials, tablet production and remaining nonclinical studies
  - 3 years of drug substance stability
- Drug product manufacturer: CoreRx, U.S.A.
  - Commercial 265mg prototype tablet developed with excellent properties
  - Large scale tablet manufacturing in place to support Phase 2b trial start in 1H 2019


13
14
15
16
0 cm
1
2
3
13
14
15
16
0 cm
1
2
3

ALZ-801 prototype tablet: 265mg dose, 16mm x 8mm x 4mm



ALZ-801 tablet in blister pack

37

ALZHEON
preserving future memories

Phase 2b trial to start in 1H 2019 Phase 3 program reviewed and authorized by FDA APOE4/4 early to mild AD population for initial NDA filing Tramiprosate safety database accepted to support ALZ-801 NDA submission Bridging of ALZ-801 dose to bioequivalent tramiprosate dose from Phase 3 ALZ-801 approval considerations FDA requires two Phase 3 studies for registration; single study may be acceptable if exceptional results February 2018 FDA and EMA guidances for Alzheimer’s trials may allow streamlined Phase 3 program with single primary outcome measure Fast Track Designation Granted for ALZ-801 in Alzheimer’s Disease Potential Path to NDA Filing

Alzheon Platform Strategy

Provides Multiple Opportunities for Value Creation

- Initial ALZ-801 approval in APOE4/4 homozygous AD patients with early to mild AD
  - APOE4/4 patients represent 10-15% of AD population, ~1 million in U.S. & Europe
- Planned expansion of ALZ-801 program to remaining Alzheimer's populations & other neurological disorders
- Opportunities in familial Alzheimer's & Down syndrome dementia
  - Down syndrome dementia represents genetic form of Alzheimer's
  - Potential orphan drug designation opportunity
- Discovery platform of >5,000 compounds enabled by novel mechanism of action
  - Positioned to target protein misfolding in neurodegeneration
  - Preclinical lead product candidate ALZ-1903
  - Collaboration with Nobel laureate Dr. Prusiner, Chair of Alzheon Scientific Advisory Board

39

ALZHEON
preserving future memories

Projected Readout of Alzheimer's Late-Stage Trials

ALZ-801 Potentially One of the First Approved Disease Modifying Drugs



2016
2017
2018
2019
2020
2021
2022
2023
2024
Alzheon: ALZ-801
Beta amyloid inhibitor – Oral
Expected Phase 2b study start in early to mild APOE4/4 AD
Biogen: Aducanumab
Beta amyloid antibody – IV
Two Phase 3 studies in early AD
Biogen/Eisai: BAN2401
Beta amyloid antibody – IV
Phase 2b study in early AD
Potential Phase 3 study
Roche: Gantenerumab
Beta amyloid antibody – SC
Two Phase 3 studies in mild & prodromal AD
Roche/AC Immune: Crenezumab
Beta amyloid antibody – IV
Two Phase 3 studies in prodromal to mild AD
Merck: Verubecestat
Beta secretase inhibitor – Oral
Two Phase 3 studies in mild to moderate & prodromal AD
X
Eli Lilly/AZ: Lanabecestat
Beta secretase inhibitor – Oral
Two Phase 3 studies in early to mild AD
X
Eisai/Biogen: Elenbecestat
Beta secretase inhibitor – Oral
Two Phase 3 studies in early AD
Novartis/Amgen: CNP520
Beta secretase inhibitor – Oral
Two Phase 3 studies in APOE4/4 cognitively normal elderly and amyloid-positive APOE4
Janssen: JNJ-54861911
Beta secretase inhibitor – Oral
Phase 2b/3 study in subjects at risk for AD
X
vTv: Azeliragon
RAGE inhibitor – Oral
Two Phase 3 studies in mild AD
X

40

ALZHEON
preserving future memories

ALZ-801 vs. Aducanumab & BAN2401*

Targeting of Amyloid Oligomers Potentially Leads to Clinical Benefits in AD

Aducanumab Antibody	BAN2401 Antibody	ALZ-801 Pill
Binds oligomers, fibrils & plaques	Binds oligomers >> monomers > plaques	Inhibits formation of oligomers, no plaque binding
Brain swelling ~20-35%	Brain swelling ~10-15%	No brain swelling
Clinical benefit in early AD CDR ~70%	ADCOMS**	ADAS-cog ~120% CDR ~80%
Brain penetration ~1.5%	~0.3%	~40% of oral dose
All APOE4 genotypes early AD	All APOE4 genotypes early AD	APOE4/4 homozygotes early to mild AD
Monthly IV infusion	Bi-weekly IV infusion	Oral pill

* Not a head-to-head comparison
**ADCOMS represents composite of 6 items from ADAS-cog13 and MMSE, and all 6 items of CDR-SB

41

ALZHEON
preserving future memories

Capital raised (gross proceeds) $10.6 M Series A round closed in March 2015 $17.4 M Series B round closed in December 2017 $1.7 M Series B top-off closed in August 2018 Financial Overview

Capitalization Table as of August 31, 2018 Outstanding Securities Common shares outstanding pre-IPO1 10,268,967 Common shares offered2 2,500,000 Options ($4.82 WAEP) 1,652,485 Warrants ($4.27 WAEP) 202,536  Total 14,623,988 1 Including conversion of Series A and B Preferred Stock into 5,430,646 common shares (assuming an IPO price of not less than $12.50) and excluding shares reserved for future issuances under equity incentive plans 2 Assuming $35 million raised at $14.00, the mid-point of expected offering price range